                                   EXHIBIT 11
                EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

Adjusted net loss and adjusted number of common shares used in the computation of net loss per common share were determined as follows :


                                                                  Three Months Ended January 31, 1997
                                                              ----------------------------------------------
                                                                                                Full
ADJUSTED NET LOSS                                                  Primary                   Dilution (1)
                                                              -----------------            -----------------
Net loss                                                      $      (3,929,768)           $      (3,929,768)

Add : reduction in interest
             expense, net of
             income taxes                                                --                           --
                                                              -----------------            -----------------

Adjusted net loss                                             $      (3,929,768)           $      (3,929,768)
                                                              =================            =================

ADJUSTED NUMBER OF COMMON SHARES

Weighted Average Common Shares
             Outstanding                                              7,696,702                    7,696,702

Incremental shares for assumed
             exercise of
             stock options and warrants                                   1,124                        1,124
                                                              -----------------            -----------------
Adjusted number of common shares                                      7,697,826                    7,697,826
                                                              =================            =================

Net loss per common share                                     $           (0.51)           $           (0.51)
                                                              =================            =================



NOTE (1) :   These calculations are submitted in accordance with Regulation
             S-K Item 601(b)(11) although the calculations are not required pursuant to Paragraph 40 of APB Opinion No. 15 because the effect is less than 3%.